[LETTERHEAD OF MCDERMOTT WILL & EMERY LLP]
May 12, 2008
Orbitz Worldwide, Inc.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
You have requested our opinion in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) of Orbitz Worldwide, Inc. (the “Company”), for the purpose of registering an additional 9,000,000 shares of the Company’s common stock, $0.01 par value (the “Shares”), which may be issued under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended (the “Plan”).
In connection with this opinion, we have examined instruments, documents and records which we have deemed relevant and necessary for the purposes of the opinion expressed herein. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements of representatives of the Company and others.
Based on the foregoing, we advise you that, in our opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.
We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ McDermott Will & Emery LLP